Exhibit 10.6

Extension and Forbearance Agreement

This EXTENSION AND FORBEARANCE AGREEMENT (this “Agreement”) is entered into on February 2, 2024, with effect as of December 31, 2023, between Verve Cloud, Inc., a Nevada corporation formerly known as T3 Communications, Inc. (“Maker”), and the undersigned noteholder (the “Noteholder”).

Recitals

A. Maker has issued the promissory notes listed on Annex A to this Agreement (whether one or multiple instruments, the “Notes”) to the Noteholder, subject, in each case, to the provisions of the Subordination Agreement (as defined in the Notes).

B. As of the date hereof, one or more defaults or events of default, including payment defaults (collectively, the “Existing Defaults”), have occurred and are continuing under the Notes.

C. Certain other defaults or events of default, including payment defaults (collectively, but excluding the Excluded Events (as defined in this Agreement), the “Future Defaults” and, together with the Existing Defaults, the “Forbearance Defaults”), may occur between the date hereof and December 31, 2024 (the “Forbearance Termination Date”). “Excluded Events” shall mean (i) bankruptcy, insolvency, receivership, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Maker, (ii) any dissolution, liquidation, or winding up of Maker or any substantial portion of the business of Maker, and (iii) the sale, conveyance or disposition of all or substantially all of the assets of Maker or any subsidiary of Maker (each, a “Subsidiary”) or of Digerati Technologies, Inc., a Nevada corporation (“Digerati”) or the consolidation, merger or other business combination of Digerati, Maker or any Subsidiary with or into any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

D. Maker has requested that Noteholder (1) forbear from exercising any rights and remedies it may have under the Notes and applicable law arising from the Forbearance Defaults during the period from the date hereof through the Forbearance Termination Date (the “Forbearance Period”) and (2) extend the due date of all payments thereunder that are either currently due and payable or will become due and payable during the Forbearance Period to the Forbearance Termination Date (the “Maturity Extension”).

E. Certain other of Maker’s creditors have agreed to provide extensions of maturity and forbearance to Maker under other items of indebtedness, conditioned on entry into this Agreement by the Noteholder, which other extensions and forbearances will benefit both Maker and the Noteholder.

Agreement

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Noteholder and Maker agree that:

1. Further to and without limitation or modification of any provisions of the Subordination Agreement, which remain in full force and effect, until the day after the last day of the Forbearance Period, the Noteholder shall forbear from exercising any rights and remedies it may have under the Notes and applicable law arising from the Forbearance Defaults, including, without limitation, by (i) accelerating of the maturity of the Notes or (ii) initiating any proceeding to collect the obligations under the Notes, including by initiating or joining in filing any involuntary bankruptcy petition with respect to Maker under the U.S. Bankruptcy Code, or otherwise filing or participate in any insolvency, reorganization, moratorium, receivership, or other similar proceedings against Maker.

2. Any payments currently due and payable or past due or that will become due and payable during the Forbearance Period shall, instead, be due and payable on the Forbearance Termination Date, subject in all respects to the provisions of the Subordination Agreement.

3. From and after the date hereof, the outstanding principal obligations under each Note shall bear interest at the rate of 10.0% per annum, which interest shall be due and payable on the earlier of the Forbearance Termination Date or the repayment in full of the obligations under such Note.

Notwithstanding the foregoing, (i) the execution, delivery and performance of this Agreement shall not (A) constitute a waiver of the Forbearance Defaults (unless cured by the Maturity Extension), which shall be deemed to remain in existence, or (B) subject in all respects to the provisions of the Subordination Agreement, impair the Noteholder’s ability to exercise all or any of its rights and remedies under the Notes or applicable law or in equity at any time after the expiration of the Forbearance Period (all of which rights and remedies the Noteholder hereby expressly reserves) and (ii) the Notes remain in full force and effect and are hereby ratified and confirmed.

As consideration for its entry into this Agreement, the Noteholder shall receive a fee in an amount equal to 3.0% of the principal amount of the Notes outstanding as of the date hereof (without giving effect to any accrued interest, paid-in-kind interest, increase thereof following default or premium thereon), which fee shall be earned upon the effectiveness of this Agreement and payable on the Forbearance Termination Date.

Upon the termination of the Forbearance Period, the Noteholder’s agreement to forbear as set forth in this Agreement shall automatically terminate and, thereafter, the Noteholder may exercise all of the rights and remedies available to the Noteholder under the Notes or otherwise under applicable law, in each case subject to the provisions of the Subordination Agreement.

This Agreement shall be subject to the governing law, venue, amendments, successors and assigns and counterparts provisions of the Notes, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the duly authorized officers of the undersigned have executed this Agreement as of the date first written above.

VERVE CLOUD, INC. (formerly known as T3 Communications, Inc.), a Nevada corporation

By:	/s/ Antonio Estrada
	Name:	Antonio Estrada
	Title:	Chief Financial Officer

[Verve Cloud, Inc. Extension and Forbearance Agreement Signature Page]

Agreed as of the date first written above:

/s/ Jeffrey Posner
Jeffrey Posner

[Verve Cloud, Inc. Extension and Forbearance Agreement Signature Page]

Annex A

NOTE(S)

1.	$200,000.00 Unsecured Adjustable Promissory Note made by Maker in favor of Noteholder, dated February 4, 2022, as amended, supplemented or otherwise modified prior to the date hereof

2.	$200,000.00 Unsecured Convertible Promissory Note made by Maker in favor of Noteholder, dated February 4, 2022, as amended, supplemented or otherwise modified prior to the date hereof